Exhibit 99.1

FOR IMMEDIATE RELEASE

Willdan Reports Second Quarter 2009 Financial Results

ANAHEIM, Calif.,—(BUSINESS WIRE)—August 13, 2009—Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN), today announced financial results for its second quarter ended July 3, 2009.

For the second quarter of 2009, Willdan reported total contract revenue of $15.5 million and a net loss of $0.9 million, or $0.12 per share. The second quarter results reflect an accounts receivable allowance of $0.4 million related to a private industry client in bankruptcy and a cumulative intangible amortization expense adjustment of $0.2 million related to the final purchase price allocation of Willdan Energy Solutions.

Tom Brisbin, Willdan’s Chief Executive Officer, stated: “While the second quarter reflected a weak economic environment, we managed to drive profitability in two of our three business segments. At the same time, we continued to implement cost controls across the board in Q2 which are designed to positively impact cash flow going forward.

“We are focused on driving incremental revenue growth at Willdan Energy Solutions which addresses a growing sustainable energy marketplace. Our Public Finance and Homeland Security Services segments both posted profits, as finance remains a sector of increasing municipal interest, and the homeland security sector offers solid organic growth potential,” Mr. Brisbin added.

Second Quarter 2009 Results

For the second quarter of fiscal 2009, revenue was $15.5 million, down $2.3 million, or 13.0%, from revenue of $17.8 million for the comparable period last year.  On a sequential basis, revenue was down $1.7 million, or 9.9%, from the first quarter of 2009.  Loss from operations was $1.4 million for the second quarter of fiscal 2009, as compared to $0.1 million for the comparable period last year.  On a sequential basis, loss from operations increased by $0.7 million from $0.7 million in the first quarter of 2009.

Net loss was $0.9 million for the second quarter of fiscal 2009, as compared to $0.1 million in the comparable period last year and a net loss of $0.5 million in the first quarter of 2009.

Basic and diluted loss per share for the second quarter of fiscal 2009 was $0.12 as compared to $0.01 for the comparable period last year.

Willdan used $0.3 million in cash flow from operations in the second quarter of fiscal year 2009.

Six Months 2009 Results

For the six months ended July 3, 2009, revenue was $32.7 million, down $2.9 million, or 8.2%, from revenue of $35.6 million in the comparable period last year.  Loss from operations was $2.1 million for the six months ended July 3, 2009 as compared to $0.1 million for the comparable period last year.  Net loss was $1.4 million for the six months ended July 3, 2009 as compared to net income of $0.1 million for the comparable period last year.

Basic and diluted loss per share for the six months ended July 3, 2009 was $0.19 as compared to basic and diluted earnings per share of $0.01 for the comparable period last year.

Willdan generated $1.3 million in cash flow from operations in the six months ended July 3, 2009.

	Three Months Ended		Six Months Ended
In thousands (except EPS data)	July 3, 2009	June 27, 2008	July 3, 2009	June 27, 2008
Revenue	$15,484	$17,807	$32,669	$35,583

Loss from operations	(1,433)	(130)	(2,138)	(87)
Interest income	11	93	23	241
Interest expense	(9)	(22)	(20)	(2)
Other, net	(3)	20	(3)	20
Income tax (benefit) expense	(536)	16	(786)	111
Net (loss) income	$(898)	$(55)	$(1,352)	$61

Basic and diluted (loss) earnings per share	$(0.12)	$(0.01)	$(0.19)	$0.01

Weighted average shares outstanding:

Basic	7,188	7,156	7,178	7,156
Diluted	7,188	7,157	7,178	7,157

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure its operating performance. Willdan defines Adjusted EBITDA as net (loss) income plus net interest expense, income tax (benefit) expense, depreciation and amortization, lease abandonment (recapture) expense and loss (gain) on sales of assets.  Willdan’s definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures.  This measure should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles, or GAAP, such as net income.  Willdan believes Adjusted EBITDA enables management to separate unusual or infrequent income and expense items from its results of operations to provide a more normalized and consistent view of operating performance on a period-to-period basis.  Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes.  Willdan also believes Adjusted EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes from its operational results the impact of certain unusual or infrequent income and expense items, which may facilitate comparison of its results from period-to-period.

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income or net income as an indicator of operating performance or any other GAAP measure.

Adjusted EBITDA decreased $1.7 million to $(928,000) for the six months ended July 3, 2009 from $747,000 for the comparable period last year.

The following is a reconciliation of net (loss) income to Adjusted EBITDA:

	Six Months Ended
In thousands	July 3, 2009	June 27, 2008

Net (loss) income	$(1,352)	$61
Interest income	(23)	(241)
Interest expense	20	2
Loss (gain) on the sale of assets	3	(20)
Income tax (benefit) expense	(786)	111
Depreciation and amortization	1,229	834
Lease abandonment (recapture) expense	(19)	—
Adjusted EBITDA	$(928)	$747

Liquidity and Capital Resources

Willdan had $8.7 million in cash and cash equivalents at July 3, 2009, compared with $8.1 million at January 2, 2009. Willdan has a $5 million bank revolving line of credit, at prime, which was unused at the quarter’s end.

Conference Call and Webcast

Chief Executive Officer Thomas Brisbin and Chief Financial Officer Kimberly Gant plan to host a conference call on August 13, 2009 at 5:00 p.m. Eastern/2:00 p.m. Pacific to further discuss the Company’s financial results and business developments.

Interested parties may access the conference call by dialing 866-225-8754 (480-629-9692 for international callers).  When prompted, ask for the “Willdan Group 2nd Quarter 2009 Investor Call.”  The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events.

The telephonic replay of the conference call may be accessed approximately two hours after the call through August 27, 2009, by dialing 800-406-7325 (303-590-3030 for international callers).  The replay access code is 4125896#.  The webcast replay will be archived for 12 months.

About Willdan Group, Inc.

Founded over 40 years ago, Willdan Group, Inc. is a leading provider of outsourced services to public agencies located primarily in California and other western states. Willdan Group, Inc. assists cities and other government agencies with a broad range of services, including civil engineering, building and safety services, geotechnical engineering, energy efficiency, water conservation, renewable resource strategy, financial and economic consulting, disaster preparedness and homeland security. www.willdan.com

Forward-Looking Statements

Safe Harbor Statement:  Statements in this press release which are not purely historical, including statements regarding Willdan Group’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the Company will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. The Company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Form 10-K annual report for the year ended January 2, 2009 filed on March 31, 2009. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan Group, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Contact:

Kimberly Gant

Chief Financial Officer

Tel: 714-940-6329

kgant@willdan.com

Moira Conlon

Financial Profiles, Inc.

Tel: 310-277-4907

mconlon@finprofiles.com

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	July 3, 2009	January 2, 2009

Assets
Current assets:
Cash and cash equivalents	$8,703,000	$8,144,000
Accounts receivable, net of allowance for doubtful accounts of $1,175,000 and $662,000 at July 3, 2009 and January 2, 2009, respectively	9,885,000	12,862,000
Costs and estimated earnings in excess of billings on uncompleted contracts	8,304,000	8,281,000
Income tax receivable	1,582,000	956,000
Other receivables	83,000	48,000
Prepaid expenses and other current assets	1,646,000	1,784,000
Total current assets	30,203,000	32,075,000

Equipment and leasehold improvements, net	1,786,000	2,377,000
Goodwill	13,093,000	11,145,000
Other intangible assets, net	176,000	1,367,000
Other assets	346,000	373,000
Deferred income taxes, net of current portion	233,000	233,000
Total assets	$45,837,000	$47,570,000

Liabilities and Stockholders’ Equity
Current liabilities:
Excess of outstanding checks over bank balance	$878,000	$448,000
Accounts payable	1,384,000	2,111,000
Purchase price payable	1,323,000	1,000,000
Accrued liabilities	4,815,000	5,253,000
Billings in excess of costs and estimated earnings on uncompleted contracts	799,000	704,000
Current portion of notes payable	43,000	52,000
Current portion of capital lease obligations	131,000	168,000
Current portion of deferred income taxes	2,519,000	2,519,000
Total current liabilities	11,892,000	12,255,000

Notes payable, less current portion	—	17,000
Capital lease obligations, less current portion	98,000	157,000
Deferred lease obligations	675,000	805,000
Total liabilities	12,665,000	13,234,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized: 7,188,000 and 7,164,000 shares issued and outstanding at July 3, 2009 and January 2, 2009, respectively	72,000	72,000
Additional paid-in capital	33,272,000	33,084,000
(Accumulated deficit) retained earnings	(172,000)	1,180,000
Total stockholders’ equity	33,172,000	34,336,000
Total liabilities and stockholders’ equity	$45,837,000	$47,570,000

WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3,	June 27,	July 3,	June 27,
	2009	2008	2009	2008

Contract revenue	$15,484,000	$17,807,000	$32,669,000	$35,583,000

Direct costs of contract revenue (exclusive of depreciation and amortization shown separately below):
Salaries and wages	4,502,000	5,538,000	9,292,000	11,082,000
Subconsultant services	2,182,000	1,539,000	4,608,000	2,814,000
Other direct costs	740,000	522,000	1,827,000	837,000
Total direct costs of contract revenue	7,424,000	7,599,000	15,727,000	14,733,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	5,066,000	5,927,000	10,548,000	12,369,000
Facilities and facility related	1,098,000	1,174,000	2,236,000	2,322,000
Stock-based compensation	73,000	61,000	142,000	154,000
Depreciation and amortization	704,000	440,000	1,229,000	834,000
Other	2,552,000	2,736,000	4,925,000	5,258,000
Total general and administrative expenses	9,493,000	10,338,000	19,080,000	20,937,000
(Loss) from operations	(1,433,000)	(130,000)	(2,138,000)	(87,000)

Other income (expense):
Interest income	11,000	93,000	23,000	241,000
Interest expense	(9,000)	(22,000)	(20,000)	(2,000)
Other, net	(3,000)	20,000	(3,000)	20,000
Total other income, net	(1,000)	91,000	—	259,000
(Loss) income before income tax expense	(1,434,000)	(39,000)	(2,138,000)	172,000

Income tax (benefit) expense	(536,000)	16,000	(786,000)	111,000
Net (loss) income	$(898,000)	$(55,000)	$(1,352,000)	$61,000

(Loss) earnings per share:
Basic and diluted	$(0.12)	$(0.01)	$(0.19)	$0.01

Weighted-average shares outstanding:
Basic	7,188,000	7,156,000	7,178,000	7,156,000
Diluted	7,188,000	7,157,000	7,178,000	7,157,000

WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	July 3, 2009	June 27, 2008
Cash flows from operating activities:
Net (loss) income	$(1,352,000)	$61,000
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,229,000	834,000
Lease abandonment/recapture expense	(19,000)	—
Loss on sale of equipment	3,000	20,000
Allowance for doubtful accounts	537,000	146,000
Stock-based compensation	142,000	154,000
Changes in operating assets and liabilities:
Accounts receivable	2,440,000	1,511,000
Costs and estimated earnings in excess of billing on uncompleted contracts	(23,000)	(237,000)
Income tax receivable	(626,000)	—
Other receivables	(35,000)	(10,000)
Prepaid expenses and other current assets	138,000	443,000
Other assets	27,000	(86,000)
Accounts payable	(727,000)	476,000
Accrued liabilities	(438,000)	(1,290,000)
Billings in excess of costs and estimated earnings on uncompleted contracts	95,000	(109,000)
Deferred lease obligations	(111,000)	(28,000)
Net cash provided by operating activities	1,280,000	1,885,000

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(66,000)	(369,000)
Proceeds from sale of equipment	—	49,000
Payments for business acquisition, net of cash acquired	(1,009,000)	(9,760,000)
Purchase of liquid investments	—	(7,100,000)
Proceeds from sale of liquid investments	—	7,025,000
Net cash used in investing activities	(1,075,000)	(10,155,000)

Cash flows from financing activities:
Changes in excess of outstanding checks over bank balance	430,000	(196,000)
Payments on notes payable	(26,000)	(772,000)
Principal payments on capital leases	(96,000)	(88,000)
Proceeds from employee stock purchase plan	46,000	41,000
Net cash provided by (used) in financing activities	354,000	(1,015,000)
Net increase (decrease) in cash and cash equivalents	559,000	(9,285,000)
Cash and cash equivalents at beginning of the period	8,144,000	15,511,000
Cash and cash equivalents at end of the period	$8,703,000	$6,226,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$21,000	$50,000
Income taxes	1,000	636,000

Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital leases	$—	$29,000
Note payable issued in connection with acquisition of assets	—	100,000
Purchase price payable	1,323,000	1,000,000